UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2015

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2015, Macatawa Bank Corporation (the “Company”) entered into Change in Control Agreements (collectively, the “Change in Control Agreements”) with Ronald L. Haan, the Company's Chief Executive Officer, and Jon W. Swets, the Company's Chief Financial Officer (each, an "Executive"). The Agreements are effective as of June 22, 2015.

Pursuant to the Change in Control Agreements, the Executive will receive severance benefits if, within six months before or twenty-four months after a change in control of the Company, the Executive is terminated by the Company without cause or terminates employment for good reason. The Executive will receive a lump-sum payment based on the Executive's annual cash compensation and compensation for health benefit continuation, each for a period of 2 years, for Mr. Haan, or 1.5 years, for Mr. Swets. If the Company implements a cash incentive bonus plan, the Executive will additionally receive a prorated cash bonus for the year of termination based on target performance for the year in which the termination occurs. Each Change in Control Agreement includes a Section 280G cap that limits payments under the agreement as necessary to avoid tax penalties under Section 280G of the Internal Revenue Code.

Receipt of the Executive's severance benefits is conditioned on obtaining a release and resignation from all of the Executive's positions with the Company and Macatawa Bank. Additionally, each Change in Control Agreement includes non-competition provisions prohibiting employment by a competitor for a period of twenty-four months for Mr. Haan and six months for Mr. Swets. The Change in Control Agreements also prohibit solicitation of the Company’s customers and employees for a period of twenty-four months for Mr. Haan and eighteen months for Mr. Swets.

The foregoing description of the Change in Control Agreements does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreements, which are filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

		10.1	Change in Control Agreement with Ronald L. Haan.

		10.2	Change in Control Agreement with Jon W. Swets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2015	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Change in Control Agreement with Ronald L. Haan.
10.2	Change in Control Agreement with Jon W. Swets.